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                                                                EXHIBIT 4(c)

                                  AMENDMENT TO
                                   BY-LAWS OF
                                  BIG B, INC.

                 Section 2 of Article II shall be deleted in its entirety, and there shall be substituted in lieu thereof the following:
                 "Section 2. Number, Tenure and Qualifications. The number of Directors which shall constitute the whole Board of Directors shall be fixed from time to time by a resolution of the Board of Directors or shareholders (any such resolution of either the Board of Directors or shareholders being subject to any later resolution or either of them). However, in no event shall the number of Directors be fewer than three (3) or more than twelve (12). The members of the Board of Directors shall be elected annually by the shareholders at the annual meeting of shareholders, or at a special meeting of the shareholders held pursuant to the laws of the State of Alabama, and shall hold office at the pleasure of the of the shareholders and until their respective successors are elected. Directors need not be residents of the State of Alabama or shareholders of the Corporation. The property of the Corporation shall be managed by the Board of Directors."
                 The above Amendment to the By-Laws was approved by resolution of the Board on the 21st day of August, 1984.





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                                    BY-LAWS

                                       OF

                                  BIG B, INC.

                               *****************

                                   ARTICLE I

                                 SHAREHOLDERS

                 Section 1. Place and Time for Annual Meeting. - The annual meeting of the shareholders shall be held at the registered office of the Corporation in Birmingham, Alabama, unless otherwise specified in appropriate notice. The meeting shall be held at such time as shall be determined by the Board of Directors of the Corporation within a period of four (4) months following the close of the Corporation's year for reporting federal income taxes. The annual meeting shall be held for the purpose of electing Directors and for the transaction of such other business as may come before the meeting. Failure to elect the Board of Directors at the annual meeting shall not cause a dissolution of the Corporation, but the Directors thereof shall continue to hold office until their successors are elected and qualified. A special meeting for the purpose of holding such election shall be called as soon thereafter as convenient.
                 Section 2. Special Meeting. - Special meetings of the shareholders, for any purpose unless otherwise prescribed by statute, may be called by the President or by the Board of Directors and shall be called by the President at the request of





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the holders of not less than one-tenth of all shares entitled to vote at the meeting.
                 Section 3. Notice of Meeting. - Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes of the meeting, shall be delivered not less than ten (10) nor more than fifty (50) days before the date of the meeting, either personally or by mail, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to have been given when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid. Notwithstanding the provisions of this section, the stock or bonded indebtedness of the Corporation shall not be increased at a meeting unless notice of such meeting shall have been given as may be required by Section 234 of the Constitution of Alabama as the same may be amended from time to time.
                 Section 4.  Closing of Transfer Books and Fixing Record Date.
- - For the purpose of determining shareholders entitled to notice of or to vote at any meeting of the shareholders, or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the Corporation may provide that the stock transfer books shall be closed for a stated period, but not to exceed, in any case, fifty (50) days. If the stock transfer books shall be closed for the purpose of





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determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than fifty
(50) days and in case of a meeting of shareholders not less than ten (10) days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof except where the determination has been made through the closing of the stock transfer books and the stated period of closing has expired.
                 Section 5. Voting List. - The officer or agent having charge of the stock transfer books for shares of the Corporation shall make, at least ten (10) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order with the address of and the number of shares





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held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any shareholder making written request therefor at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.
                 Section 6. Quorum. - A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of the shareholders, but in no event shall a quorum consist of less than one-third of the shares entitled to vote at the meeting. No business may be transacted without a quorum. Any business may be transacted at any meeting of the shareholders at which a quorum is present, except that no business at a special meeting of shareholders shall be transacted unless notice thereof is given as required by the provisions of
Section 3 hereof. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, except, however that pursuant to
Section 237 of the constitution of Alabama, the Corporation shall have no authority to issue any class of preferred





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shares without the consent of the owners of two-thirds of all of the shareholders of the Corporation.
                 Section 7. Proxies. - A shareholder may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. The proxy shall be voted only for the meeting specified in said proxy and in no event shall a proxy be valid after eleven
(11) months from the date of its execution, unless otherwise provided in the proxy. A proxy is revocable at the pleasure of the shareholder executing it and is revocable by the transfer of shares by the shareholder executing it.
                 Section 8. Voting of Shares. - Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, except to the extent that the voting rights of the shares are limited or denied by statute, by the Articles of Incorporation or any amendments thereto, or by the certificate representing such shares.
                 Section 9. Unanimous Consent. - Any action required or permitted to be taken at any meeting of the shareholders may be taken without a meeting, if prior to such action a written consent thereto is signed by all the shareholders entitled to vote thereon, and if such written consent is filed with the minutes of proceedings of the shareholders.
                 Section 10. Conduct of Meeting. - The following rules shall apply to the conduct of shareholders' meetings:





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                 (a) The Chairman of the meeting shall have absolute authority over matters of procedure, and there shall be no appeal from the ruling of the Chairman. If the Chairman, in his absolute discretion, deems it advisable to dispense with the rules of parliamentary procedure as to any one meeting of the shareholders, or part thereof, the Chairman shall so state and shall clearly state the rules under which the meeting or the appropriate part thereof shall be conducted.
                 (b) If disorder should arise which prevents continuation of the legitimate business of the meeting, the Chairman may quit the chair and announce the adjournment of the meeting; and upon his so doing, the meeting is immediately adjourned.
                 (c) The Chairman may ask or require that anyone not a bona fide shareholder or proxy leave a meeting.
                 (d) A resolution or motion shall be considered for vote only if proposed by a shareholder or duly authorized proxy, and seconded by an individual who is a shareholder or duly authorized proxy, other than the individual who proposed the resolution or motion.

                                   ARTICLE II

                               BOARD OF DIRECTORS

                 Section 1. General Powers. - The business and affairs of the Corporation shall be managed by its Board of Directors.
                 Section 2. Number, Tenure and Qualifications. -The number of Directors constituting the Board of Directors shall be not less than three and not more than twelve (12), who shall be





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elected annually by the shareholders at their annual meeting and shall hold office at the pleasure of the shareholders and until respective successors are elected. Directors need not be residents of the State of Alabama or shareholders of the Corporation.
                 Section 3. Regular Meeting. - A regular meeting of the Board of Directors shall be held immediately after, and at the same place as, the annual meeting of the shareholders. The Board of Directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than such resolution.
                 Section 4. Special Meetings. - Special meetings of the Board of Directors may be called by or at the request of the President or any two Directors.
                 Section 5. Notice. - Notice of meetings, both regular and special, shall be given not less than two (2) days in advance of said meeting. Such notice may be by mail, telegram, telephone or may be verbal. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice is given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any Director may waive notice of any meeting. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. The business to be transacted, or the purpose





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of, any regular or special meeting of the Board of Directors need not be specified in the notice or waiver of notice of such meeting.
                 Section 6. Quorum. - A majority of the Board of Directors shall constitute a quorum for the transaction of business. The act of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. If a quorum is present when a meeting is convened, the Directors present may continue to do business, taking action by a vote of the quorum, until adjournment, notwithstanding the withdrawal of enough Directors to leave less than a quorum, or the refusal of any Director present to vote.
                 Section 7. Vacancies and Removal. - Any vacancy occurring in the Board of Directors may be filled for the unexpired term by the remaining Directors by the shareholders at any meeting of the Board of Directors or the shareholders. Any directorship to be filled by reason of an increase in the number of Directors shall be filled by election at an annual or special meeting of the shareholders called for that purpose. The shareholders may remove any Director or the entire Board of Directors, with or without cause, at a meeting of the shareholders expressly called for that purpose, by a majority vote of the holders of stock present at said meeting.
                 Section 8. Compensation. - By resolution of the Board of Directors, the Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a fixed sum for attendance at each meeting of the Board of





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Directors or a stated salary as a Director.  No such payment shall preclude any
Director from serving the Corporation in any other capacity and receiving compensation therefor. The Board of Directors shall fix the compensation of the officers of the Corporation.
                 Section 9. Eligibility. - A Director who has a personal interest in a matter before a Directors' meeting will, by reason of such personal interest, lose his eligibility for quorum purposes in order to take action prerequisite to the submission of the matter for shareholder approval or for any other purposes, and such Director shall be disqualified because of such personal interest from voting on such matter in which he has a personal interest.
                 Section 10. Committees. The Board of Directors shall have power, by resolution or resolutions passed by a majority of the Board, to designate one or more committees, each committee to consist of two or more Directors of the Corporation, which to the extent provided in the resolutions shall have and may, during the intervals between the meetings of the Board, exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may have power to authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution of the Board of Directors.
                 Section 11. Unanimous Consent. Any action required or permitted to be taken at any meeting of the Board of Directors may





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be taken without a meeting, if prior to such action a written consent thereto is signed by all members of the Board, and if such written consent is filed with the minutes of proceedings of the Board of Directors.

                                  ARTICLE III

                                    OFFICERS

                 Section 1. Number. - The officers of the Corporation shall be a President, one or more Vice Presidents, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. Any number of offices may be held by the same person.
                 Section 2. Election and Term of Office. - The officers of the Corporation shall be elected annually by the Board of Directors at the regular meeting of the Board held pursuant to Article II, Section 3, of these By-Laws. Such officers shall hold office at the pleasure of the Board of Directors and until their successors are elected and qualified. In its discretion, the Board of Directors by a vote of a majority thereof may leave unfilled for such period as it may fix by resolution any offices except those of President, Treasurer and Secretary.
                 Section 3. Vacancies and Removal. - Vacancies in any office arising from any cause may be filled by the Board of Directors at any regular or special meeting. The Board of





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Directors may remove any officer, with or without cause, at any time by an affirmative vote of a majority of the Board.
                 Section 4. President. - The President shall be the principal executive officer of the Corporation and shall have in his charge the general direction and promotion of its affairs with authority to do such acts and to make such contracts as are necessary or proper to carry on the business of the Corporation. He shall preside over all official meetings of the Corporation provided no one has been specifically elected to the office of Chairman of the Board, and shall also perform those duties which usually devolve upon a president of a Corporation under the laws of the State of Alabama. The President may, during the absence of any officer, delegate said officer's duties to any other officer or director.
                 Section 5. Vice-President. - The Vice-President in the absence or disability of the President shall perform the duties of the President and shall perform such other duties as may be delegated to him from time to time by the Board of Directors or by the President.
                 Section 6. Secretary. - The Secretary shall issue notices of all meetings of shareholders and all meetings of the Board of Directors, shall keep the minutes of all such meetings, shall have charge of the seal of the Corporation, shall serve as custodian for all corporate records, and shall make such reports and perform such duties as are incident to his office or which may be delegated to him by the President or Board of Directors.





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                 Section 7.  Treasurer. - The Treasurer shall render to the
President and Board of Directors at such times as may be requested an account of all transactions as Treasurer and of the financial condition of the Corporation. The Treasurer shall perform such other duties as are incident to the office or as may be delegated to that office by the President or by the Board of Directors.
                 Section 8. Salaries. - The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director or shareholder of the Corporation.

                                   ARTICLE IV

                     CONTRACTS, LOANS, CHECKS AND DEPOSITS

                 Section 1. Contracts. - The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.
                 Section 2. Loans. - No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name nor shall any loan be made to any Director of the Corporation unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.





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                 Section 3.  Checks, Drafts, etc.  - All checks, drafts or
other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.
                 Section 4. Deposits. - All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.

                                   ARTICLE V

                   CERTIFICATES FOR SHARES AND THEIR TRANSFER

                 Section I. Certificates. - Ownership of the capital shares of the Corporation shall be represented by certificates, in such form as shall be determined by the Board of Directors. Each certificate shall be signed by two of the officers of the Corporation and the seal of the Corporation shall be affixed thereon. A record of such certificates shall be kept.
                 Section 2. Cancellation. - All certificates transferred on the books of the Corporation shall be surrendered and cancelled. No new certificates shall be issued until the former certificate, or certificates, for the same number of shares have been surrendered and cancelled except in case of lost or destroyed certificates when new certificates therefor may be issued under such conditions as the Board of Directors may prescribe.





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                 Section 3.  Transfer of Shares.  - Transfer of shares of the
Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by his legal representatives, who shall furnish proper evidence of his authority in writing, upon the surrender for cancellation of the certificate for such shares.

                                   ARTICLE VI

                                   DIVIDENDS

                 The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Articles of Incorporation.

                                  ARTICLE VII

                                   AMENDMENTS

                 These By-Laws may be altered, amended or repealed and new By-Laws may be adopted by the Board of Directors at any regular or special meeting of the Board of Directors, provided, however, the Board of Directors may not alter, amend or repeal Section 6 of Article I establishing what constitutes a quorum at shareholders' meetings.





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                                  ARTICLE VIII

                               EMERGENCY BY-LAWS

                 The Emergency By-Laws provided in this Article shall be operative during any emergency in the conduct of the business of the Corporation resulting from an attack on the United States or any nuclear or atomic disaster or during the existence of any catastrophe or other similar emergency condition, as a result of which a quorum of the Board of Directors or a standing committee thereof cannot readily be convened for action, notwithstanding any different provision in these By-Laws or in the Articles of Incorporation of the Corporation or in the Alabama Business Corporation Act.
To the extent not inconsistent with the provisions of this Article, the By-Laws provided in all other Articles shall remain in effect during such emergency and upon its termination the Emergency By-Laws shall cease to be operative.
                 During any such emergency:
                 (a) A meeting of the Board of Directors may be called by any officer or Director of the Corporation. Notice of the time and place of the meeting shall be given by the person calling the meeting to such of the Directors as it may be feasible to reach by any available means of communication. Such notice shall be given at such time in advance of the meeting as circumstances permit in the judgment of the person calling the meeting.
                 (b) At any such meeting of the Board of Directors, a quorum shall consist of such number of Directors as are present at such meeting.





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                 (c)  The Board of Directors, either before or during any such emergency, may provide, and from time to time modify, lines of succession in the event that during such an emergency any or all officers or agents of the Corporation shall for any reason be rendered incapable of discharging their duties.
                 (d) The Board of Directors, either before or during any such emergency, may, effective in the emergency, change the head office or designate several alternative head offices or regional offices, or authorize the officers so to do.
                 No officer, Director or employee acting in accordance with these Emergency By-Laws shall be liable except for willful misconduct.
                 These Emergency By-Laws shall be subject to repeal or change by further action of the Board of Directors or by action of the shareholders, but no such repeal or change shall modify the provisions of the next preceding paragraph with regard to action taken prior to the time of such repeal or change. Any amendment of these Emergency By-Laws may make any further or different provision that may be practical and necessary for the circumstances of the emergency.

                                   ARTICLE IX

                                 MISCELLANEOUS

                 The Alabama Business Corporation Act effective January 1, 1981, provides that the number of Directors to be elected by the shareholders of the Corporation may be one or more. In the event





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the Board of Directors shall consist of only one Director, or in the event there shall be only one shareholder of the Corporation, then all references to more than one Director or shareholder or a majority of Directors or shareholders shall be inapplicable, such references in such events being deemed to refer to the sole Director or sole shareholder. In the event there shall be only one shareholder who shall be the sole Director of the Corporation, then upon the death of such shareholder, the personal representatives of the estate of such deceased shareholder shall elect a successor Director.
                 In the event the Board of Directors shall consist of only two Directors, then all references in these By-Laws to a majority of the Directors shall be inapplicable.





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